SJW GROUP

AMENDED AND RESTATED DIRECTOR COMPENSATION AND
EXPENSE REIMBURSEMENT POLICIES

                         Effective as of January 1, 2023

I.     DIRECTOR COMPENSATION.

A.     ROLE OF THE EXECUTIVE COMPENSATION COMMITTEE.

    The SJW Group Board, through its Executive Compensation Committee, will review, or request management or outside consultants to review, appropriate compensation policies for the directors serving on the Board and its committees. This review may consider board compensation practices of other similar public companies, contributions to Board functions, service as committee chairs, and other appropriate factors.

B.     COMPENSATION POLICIES.
    1.    Annual Retainer.
SJW Group (“SJW”) shall pay the Chairman of its Board who is not employed by SJW or any of its subsidiaries (a “Non-Employee Director”) an annual retainer of $100,000.
SJW shall pay each of its other Non-Employee Directors an annual retainer of $75,000. SJW shall also pay an annual retainer of $15,000 to the SJW Audit Committee Chair, $12,500 to the SJW Executive Compensation Committee Chair and $10,000 to each of the other SJW Board Committee Chairs who are each Non-Employee Directors.
SJW shall pay its Lead Independent Director an additional annual retainer of $25,000.
No additional retainer shall be paid to a Non-Employee Director for serving on a subsidiary board, except that the special independent director who will serve on the board of SJWNE LLC (and will not be serving on the SJW Board) will receive an aggregate annual retainer of $50,000 for serving on such board and any other subsidiary boards.
    2.    Board and Committee Meetings Held In Person.
The meeting fees set forth in this section shall be paid to the Non-Employee Directors in connection with SJW Board and SJW Committee meetings held in person.
All Non-Employee Directors of SJW shall be paid $1,500 for each SJW Board or SJW Committee meeting attended in person, including the SJW strategic planning meeting.
In the event a Non-Employee Director attends an in-person SJW Board or SJW Committee meeting by telephone, he or she shall be entitled to receive the meeting fees set forth above in this section for the first meeting attended by telephone in a calendar year and half of such meeting fees for subsequent meetings attended by telephone in the same calendar year.
    3.    Board and Committee Meetings Held Telephonically.
The meeting fees set forth in this section shall be paid to Non-Employee Directors in connection with SJW Board and SJW Committee meetings held telephonically.

All Non-Employee Directors of SJW shall be paid $1,500 for each SJW Board or SJW Committee meeting attended, including the SJW strategic planning meeting.
    4.    Long-Term Incentive Plan.
    Non-Employee Directors may be eligible to participate in SJW’s Long-Term Incentive Plan, as amended (“LTIP”), and may also be eligible to participate in programs now or hereafter established thereunder, as more fully set forth in the LTIP and the programs established thereunder.
    5.    Director Pension Plan.
As more fully set forth in a resolution adopted by SJW’s Board of Directors on October 25, 2007 which amends the September 22, 1999 resolution, when a director ceases to be a director of SJW, he or she shall receive a benefit equal to one half of the aggregate annual retainer for service on the Board of Directors of SJW and the Boards of Directors of San Jose Water Company and SJW Land Company as in effect at the time such director ceases to be a director (the “Director Pension Plan”). This benefit will be paid to the director, his beneficiary or his estate, for the number of years the director served on the SJW Board until December 31, 2007 up to a maximum of 10 years. These payments will be made with the same frequency as the ongoing Directors retainers. Only Non-Employee Directors who were on the SJW Board in 2003 and did not elect, in 2003, to have their existing Director Pension Plan benefits converted into deferred restricted stock pursuant to the Deferred Restricted Stock Program participate in the Director Pension Plan. All other Non-Employee Directors are not eligible to participate in the Director Pension Plan.

II.     EXPENSE REIMBURSEMENT.

All reasonable expenses incurred by a Non-Employee Director in connection with his or her attendance at an SJW Board Meeting, a subsidiary board meeting, SJW Committee Meeting or other SJW meeting, which shall include the expense of traveling first class for any travel within the United States, shall be reimbursed.

Adopted by the Board and effective as of January 1, 2023        /s/ Willie Brown
Willie Brown, VP, General Counsel, and Corp. Secretary

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